Exhibit 99.1

LHC Group Announces First Quarter 2009 Results

LAFAYETTE, La.--(BUSINESS WIRE)--May 6, 2009--LHC Group, Inc. (NASDAQ: LHCG):

First Quarter Highlights:

  Net service revenue increases 49.3% to $124.6 million;
  Net income increases 108% to $11.1 million; and
  Diluted earnings per share increases 107% to $0.62.

LHC Group, Inc. (NASDAQ: LHCG), one of the largest providers of home nursing services in the United States, announced today its financial results for the first quarter ended March 31, 2009.

Financial Results for the First Quarter

  Net service revenue for the first quarter of 2009 increased 49.3% to $124.6 million compared with $83.5 million for the same period in 2008.
  Home-based net service revenue for the first quarter of 2009 increased 60% to $109.3 million compared with $68.4 million for the same period in 2008.
  Net income for the first quarter of 2009 totaled $11.1 million, or $0.62 per diluted share, compared with net income of $5.3 million, or $0.30 per diluted share, for the first quarter of 2008.
  Days sales outstanding, or DSO, for the three months ended March 31, 2009, was 47 days as compared with 74 days for the same three-month period in 2008.
  Home-based commercial and managed care net revenue per commercial and managed care patient day increased 55.7% in the first quarter of 2009 to $49.74 as compared with $31.94 in the first quarter of 2008. Home-based Medicare net revenue per Medicare patient day in the first quarter of 2009 is $48.15.

In commenting on the results, Keith G. Myers, Chief Executive Officer of LHC Group, said, “We continue to be very pleased with the overall performance of our company. All credit goes to the hard working, caring and dedicated employees of the LHC Group Family. The long-term commitment to excellence that is ingrained in our culture and in every member of our team is a key element of our continued success. Our long-term commitment to delivering cost-effective, high-quality healthcare services to the patients, families and communities we serve is at the heart of everything we do and every decision we make.”

Guidance

The Company also announced that it is increasing its guidance for full-year 2009. Full-year net service revenue is expected to be in the range of $500 million to $510 million as compared with the previous guidance of $480 million to $500 million. Fully diluted earnings per share is expected to be in the range of $2.15 to $2.25 as compared with the previous guidance of $2.00 to $2.10. This guidance takes into consideration certain investments in infrastructure to be made in 2009, which will be discussed on our earnings call, but does not take into account the impact of any future acquisitions or de novo locations.

Conference Call

LHC Group will conduct a conference call on Thursday, May 7, 2009, beginning at 11:00 a.m. Eastern time. Speakers on the call will include key members of the LHC Group Senior Management Team. The toll-free number to call for this interactive teleconference is (877) 718-5101 (international callers should call 719-325-4760). A telephonic replay of the conference call will be available through midnight on Thursday, May 14, 2009, by dialing (888) 203-1112 (international callers should call 719-457-0820) and entering confirmation number 4207762.

A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.lhcgroup.com, or at www.opencompany.info. An online replay of the conference call will also be available on the Company’s website for one year, beginning approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is one of the largest providers of home nursing services in the United States providing quality cost effective healthcare services to patients within the comfort and privacy of their home or place of residence.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company’s operations. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except share data)

	March 31, 2009	Dec. 31, 2008
	(Unaudited)
ASSETS

Current assets:
Cash	$5,195	$3,511
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $10,413 and $9,976, respectively	65,008	61,524
Other receivables	2,862	2,317
Amounts due from governmental entities	1,804	2,434
Total receivables, net	69,674	66,275
Deferred income taxes	5,560	4,959
Assets held for sale	450	–
Prepaid expenses and other current assets	5,809	6,464
Total current assets	86,688	81,209
Property, building and equipment, net	17,715	16,348
Goodwill	120,713	112,572
Intangible assets, net	32,559	29,975
Other assets	3,970	3,296
Total assets	$261,645	$243,400

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$15,923	$15,422
Salaries, wages and benefits payable	22,147	16,400
Amounts due to governmental entities	6,023	6,023
Income taxes payable	4,966	10,682
Current portion of long-term debt and capital lease obligations	523	583
Total current liabilities	49,582	49,110
Deferred income taxes	7,172	5,718
Long-term debt, less current portion	4,399	4,483
Other long-term obligations	104	145
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 20,925,957 and 20,853,463 shares issued and 17,954,763 and 17,895,832 shares outstanding, respectively	179	179
Treasury stock – 2,971,194 and 2,957,631 shares at cost, respectively	(3,356)	(3,072)
Additional paid-in capital	86,202	85,404
Retained earnings	105,419	94,310
Total LHC Group, Inc. stockholders’ equity	188,444	176,821
Noncontrolling interest	11,944	7,123
Total equity	200,388	183,944
Total liabilities and stockholders’ equity	$261,645	$243,400

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except share and per share data) (unaudited)

	Three Months Ended March 31,
	2009	2008
Net service revenue	$124,622	$83,473
Cost of service revenue	62,221	41,272
Gross margin	62,401	42,201
Provision for bad debts	1,183	3,686
General and administrative expenses	38,897	27,497
Operating income	22,321	11,018
Interest expense	(59)	(148)
Non-operating (loss) income	(460)	402
Income from continuing operations before income taxes	21,802	11,272
Income tax expense	6,739	3,363
Income from continuing operations	15,063	7,909
Loss from discontinued operations (net of income tax benefit of $84)	–	131
Net income	15,063	7,778
Less net income attributable to noncontrolling interests	3,982	2,440
Net income attributable to LHC Group, Inc.	11,081	5,338
Redeemable noncontrolling interest	28	101
Net income available to LHC Group, Inc.’s common stockholders	$11,109	$5,439

Earnings per share – basic and diluted:
Income from continuing operations attributable to LHC Group, Inc.	$0.62	$0.31
Loss from discontinued operations, attributable to LHC Group, Inc.	–	(0.01)
Net income attributable to LHC Group, Inc.	0.62	0.30
Redeemable noncontrolling interest	–	0.01
Net income available to LHC Group, Inc.’s common stockholders	$0.62	$0.31

Weighted average shares outstanding:
Basic	17,924,238	17,800,066
Diluted	17,991,618	17,813,967

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands) (unaudited)

	Three Months Ended March 31,
	2009	2008
Operating activities
Net income attributable to LHC Group, Inc.	$11,081	$5,338
Net income attributable to noncontrolling interest	3,982	2,330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,118	877
Provision for bad debts	1,183	4,040
Stock-based compensation expense	457	385
Deferred income taxes	853	(86)
Loss on impairment of intangible assets	542	–
Gain on sale of assets	–	(346)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(5,496)	(2,817)
Prepaid expenses and other assets	184	472
Income taxes payable	(5,715)	1,529
Accounts payable and accrued expenses	6,173	4,583
Net amounts due to/from governmental entities	630	210
Net cash provided by operating activities	14,992	16,515

Investing activities
Purchases of property, building, and equipment	(1,857)	(5,527)
Proceeds from sale of assets	–	3,081
Cash paid for acquisitions, primarily goodwill, intangible assets and advance payments on acquisitions	(8,170)	(14,031)
Net cash used in investing activities	(10,027)	(16,477)

Financing activities
Proceeds from line of credit	16,857	5,442
Payments on line of credit	(16,857)	(5,442)
Proceeds from debt issuance	–	5,050
Principal payments on debt	(119)	(2,932)
Payments on capital leases	(37)	(23)
Excess tax benefits from vesting of restricted stock	95	33
Proceeds from employee stock purchase plan	139	134
Noncontrolling interest distributions, net	(3,359)	(2,383)
Net cash used in financing activities	(3,281)	(121)
Change in cash	1,684	(83)
Cash at beginning of period	3,511	1,155
Cash at end of period	$5,195	$1,072

Supplemental disclosures of cash flow information
Interest paid	$59	$148
Income taxes paid	$11,583	$1,885

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (dollars in thousands) (unaudited)

	Three Months Ended March 31, 2009
	Home- Based Services	Facility- Based Services	Total
Net service revenue	$109,348	$15,274	$124,622
Cost of service revenue	53,586	8,635	62,221
Provision for bad debts	1,029	154	1,183
General and administrative expenses	34,912	3,985	38,897
Operating income	19,821	2,500	22,321
Interest expense	(52)	(7)	(59)
Non-operating (loss) income	(474)	14	(460)
Income from continuing operations before income taxes and noncontrolling interest	19,295	2,507	21,802
Noncontrolling interest	3,498	484	3,982
Income from continuing operations before income taxes	15,797	2,023	17,820
Total assets	$239,131	$22,514	$261,645

	Three Months Ended March 31, 2008
	Home- Based Services	Facility- Based Services	Total
Net service revenue	$68,363	$15,110	$83,473
Cost of service revenue	32,848	8,424	41,272
Provision for bad debts	3,246	440	3,686
General and administrative expenses	23,692	3,805	27,497
Operating income	8,577	2,441	11,018
Interest expense	(101)	(47)	(148)
Non-operating income	285	117	402
Income from continuing operations before income taxes and noncontrolling interest	8,761	2,511	11,272
Noncontrolling interest	1,740	700	2,440
Income from continuing operations before income taxes	7,021	1,811	8,832
Total assets	$161,891	$26,269	$188,160

	LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (unaudited)

		Three Months Ended March 31,
		2009	2008
	Key Data:
	Home Health locations	209	150
	Hospice locations	19	9
	Acquired (1)	2	0
	De novo (1)	2	4
	Home Nursing:
	Total new admissions	18,104	13,367
	Medicare new admissions	12,807	9,774
	Average weekly census	27,834	18,958
	Average Medicare weekly census	22,363	14,876
	Medicare completed episodes	36,604	25,793
	Average Medicare case mix for completed Medicare episodes	1.27	1.30
	Average reimbursement per completed Medicare episodes	$2,361	$2,106
	Total visits	678,694	479,024
	Total Medicare visits	534,220	359,080
	Average visits per completed Medicare episodes	14.6	13.9
	Organic growth (2):
	Net revenue	27.4%	6.9%
	Net Medicare revenue	29.2%	8.6%
	Total new admissions	0.8%	2.0%
	Medicare new admissions	0.8%	8.5%
	Average weekly census	22.9%	6.9%
	Average Medicare weekly census	27.7%	12.1%
	Medicare completed episodes	20.9%	27.6%

	Facility-based Services:
	Long-term Acute Care Hospital locations	7	7
	Patient days	11,981	12,034
	Patient acuity mix	1.0068	0.9829

(1)	Inclusive of both home health and hospice agencies.
(2)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHCG-E

CONTACT:
LHC Group, Inc.
Eric Elliott, Vice President of Investor Relations
337-233-1307
eric.elliott@lhcgroup.com